SHERIDAN HEALTHCARE, INC.
                                  EXHIBIT 21.1
                    Schedule of Subsidiaries and Affiliates
                           (As of December 31, 1997)

I.  SUBSIDIARIES:

    A.   SHERIDAN HEALTHCORP, INC., a Florida corporation

         SUBSIDIARIES:

         1. SHERIDAN HEALTHCARE OF WEST FLORIDA, INC., a Florida corporation (f/k/a AMSA, Inc.)

         2.  PRIMEDICA HEALTHCARE, INC., a Florida corporation

    B. MEDISERV, INC., a Florida corporation (f/k/a Group Practice Management, Inc.)

    C. SHERIDAN CHILDREN'S HEALTHCARE SERVICES, INC., a Florida corporation (f/k/a Neonatology Certified, Inc.)

         SUBSIDIARY:

          1. SHERIDAN CHILDREN'S HEALTHCARE SERVICES OF WEST VIRGINIA, INC., a West Virginia corporation

     D.  CHILDREN'S HOSPITAL SERVICES, INC., a Florida corporation

     E.  SHERIDAN  HEALTHCARE  OB/GYN,   INC.,  a  Florida  corporation  (f/k/a
         Sheridan Healthcare of Puerto Rico, Inc.)

     F.  SHERIDAN FINANCE CORP., a Delaware corporation

II.  AFFILIATES:

     A.  SHERIDAN MEDICAL HEALTHCORP, P.C., a New York professional corporation

         SUBSIDIARY:

         1. SHERIDAN STC CORP., a Delaware corporation

     B.  SHERIDAN HEALTHCARE OF TEXAS, P.A., a Texas professional association

     C. SHERIDAN HEALTHCARE OF CALIFORNIA MEDICAL GROUP, INC., a California professional corporation

     D. SHERIDAN CHILDREN'S HEALTHCARE SERVICES OF PENNSYLVANIA, P.C., a Pennsylvania professional corporation
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III. OTHER MANAGED AFFILIATES:

     A.  WEST BROWARD OB/GYN, P.A., a Florida professional association

     B.  BECERRA & AUGUSTINO, M.D., INC., a Florida corporation

     C.  CASTILLO-PLAZA & ASSOCIATES, M.D., INC., a Florida corporation

     D. DRS. GRABIOS, FIRESTONE, HALFON & LEBOW, P.A., a Florida professional association

     E. WOMAN TO WOMAN OBSTETRICS & GYNECOLOGY, P.A., a Florida professional association

     F.  FREDERICK N. HERMAN, M.D., INC., a Florida corporation